                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Independent Auditors and Reports to Shareholders" in the Registration Statement (Form N-1A) of Scudder New Europe Fund, Inc. and related Prospectus and Statement of Additional Information of Kemper New Europe Fund, Inc. filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-32430) and to the Registration Statement under the Investment Company Act of 1940 (File No. 811-5969).



                                                 /s/ ERNST & YOUNG LLP


                                          --------------------------------------

                                                    ERNST & YOUNG LLP


Chicago, Illinois


August 16,1999